Exhibit 10.M

Fee Deferral Plan for Canadian Directors

of

Weyerhaeuser Company

Restated to Include All Amendments Adopted by

the Board of Directors Through October 6, 2004

1.	Name and Purpose. The name of this plan is the “Fee Deferral Plan for Canadian Directors of Weyerhaeuser Company” (the “Plan”). Its purpose is to provide non-employee Directors of the Company who are Canadian residents with increased flexibility in timing the receipt of Fees earned as a Director, to allow for the payment of fees directly to the Share Equivalent account of each Director, and to assist the Company in attracting and retaining qualified individuals from Canada to serve as Directors.

2.	Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth below:

(a)	“Board” means the Board of Directors of the Company, provided that no member of the Board shall participate in or cast a vote with respect to any matter which specifically relates to that individual, as opposed to relating to the Directors as a group. The Compensation Committee of the Board (“Committee”) makes recommendations to the Board, when appropriate, with respect to matters arising under this Plan.

(b)	“Common Shares” means the common shares, $1.25 par value, of the Company.

(c)	“Company” means Weyerhaeuser Company.

(d)	“Deferral Period” means that period of time from the end of the date on which Fees would have been paid but for deferral under this Plan until the time when said Fees are paid.

(e)	“Deferred Fees” means that part of any Fees which have been deferred pursuant to this Plan, together with any earnings or other appreciation thereon. All Deferred Fees (including Designated Share Equivalents) are subject to the restrictions on transfer which are set out in Paragraph 7(d).

(f)	“Director” means any individual serving on the Board who is not an Employee of the Company or any of its subsidiaries and is a Canadian resident.

(g)	“Employee” means any person who is employed full time on a salaried basis by the Company or any of its subsidiaries.

(h)	“Fees” mean the fees payable to a Director by the Company as an annual “retainer” upon his or her election or reelection to the Board, but shall not include amounts paid per day in cash for extended travel at the request of and on behalf of the Board of Directors of one of the committees of the Board of Directors or any reimbursement for expenses.

(i)	“Share Equivalents” means deferred units of account each of which is equivalent in value to one Common Share of the Company.

(j)	“Trading Day” means a day that the New York Stock Exchange is open for business.

(k)	“Plan Year” means the 52–53 week year ending on the last Sunday in December in which the Fees are earned and which will either be paid or deferred and paid at a later date.

(l)	“Year” means the 52- or 53-week period used by the Company as its fiscal year.

3.	Participation in the Plan. Any individual who is a Director may participate in the Plan.

4.	Payment or Deferral of Fees. Payment of a Director’s Fees shall be made as follows:

(a)	Immediate Payment. Except as otherwise provided in the following Subparagraphs (b) and (d), payment of Fees to Directors shall be made in cash and in full as soon as practicable following the time when the Fees are earned; provided that a Director’s annual “retainer” is deemed earned immediately following the Company’s annual meeting of shareholders or other shareholder meeting at which Directors are elected, or in the case of newly appointed Directors immediately following such appointment.

(b)	Deferred Fees. Except as provided in Subparagraph (d) for Designated Share Equivalents, any Director may elect to defer receipt of a percentage of his or her Fees earned in any Plan Year. The procedure for election is set forth in Subparagraph 4(c). The only form of deferral permitted under this plan is a “Share Equivalent Deferral.” This deferral provides for the payment of the amount to be deferred, increased or decreased by reference to the market price and dividend history of Company Common Shares;

(c)	Election Procedure. Each Director shall notify the Committee in writing on or prior to the December 15th preceding each Plan Year of his or her election to defer the receipt of a percentage or all of any Fees to be earned during the Plan Year about to commence; provided, however that any Director appointed to the Board after the commencement of a Plan Year must notify the Committee of such election before being appointed. Such election shall state the percentage or percentages to be received as Deferred Fees under Subparagraph 4(b). Except as provided in the following Subparagraph (d), any Fees or part thereof which a Director has not elected to defer shall be paid as provided in Subparagraph 4(a). Each notice to defer shall state the percentage of the Fees to be deferred. An election to defer Fees is irrevocable.

(d)	Fees Designated as Share Equivalents. In the event that the Board designates that any Fee to be paid to the Directors shall be paid in Share Equivalents, then such Fees (referred to herein as “Designated Share Equivalents”) shall be treated as Share Equivalents under this Plan. With respect to Designated Share Equivalents:

(i)	the Director shall not make the elections provided for in Section 4(c) of this Plan and payments with respect to Designated Share Equivalents shall be made within the calendar year after the Director dies or terminates Board service;

(ii)	the Director shall be entitled to receive payments as provided in Section 5(c) of this plan;

(iii)	to determine the number of deferred units or fractions thereof credited to the Director’s account for Designated Share Equivalents, the amount of the Fees designated to be paid in Share Equivalents shall be divided by the median price per share of Company stock for the last eleven (11) Trading Days of January of the Plan Year in which the fees are earned;

(iv)	the provisions of this Plan, including those relating to Deferred Fees shall apply to Designated Share Equivalents to the extent they are not inconsistent with this Subparagraph 4(d).

5.	Share Equivalents.

(a)	Number of Deferred Units. The amount of Fees designated to be deferred in the form of Share Equivalents shall be divided by the median price per share of Company stock for the last eleven (11) Trading Days of January of the Plan Year during which it would otherwise have been paid in cash to determine the number of deferred units or fractions thereof credited to the Director’s account.

(b)	Dividend Equivalents. Each such deferred unit shall be credited with an amount equivalent to each dividend declared on common shares of the Company. The amount of such dividend equivalents shall be divided by the price per share of common stock on the payable date for such dividend to determine the number of additional deferred units or fractions thereof credited to the Director’s account.

(c)	Payments. Each Director shall be entitled to receive cash payments with respect to fees deferred under the Share Equivalents Deferral Option and with respect to Designated Share Equivalents credited to his or her account. A single cash payment shall be made in the calendar year after the Director terminates service on the Board. The number of units shall be multiplied by the median price per share of Company stock for the last eleven (11) Trading Days of January of the Year of payment to determine the amount of the cash payment.

(d)	Change in Common Shares of the Company. Any change in the Common Shares of the Company, whether through merger, consolidation, recapitalization, stock split, stock dividend, or other change in the Company’s structure, shall be similarly reflected in the number of deferred Share Equivalents Units.

(e)	Price Per Share. The term “price per share” shall refer to the closing price of the common stock of the Company on the New York Stock Exchange on the Trading Day in question.

6.	General Provisions Related to Share Equivalents Deferrals.

(a)	Date of Pats. All payments with respect to Share Equivalents will be made in February of each Year.

(b)	Segregation of Funds. The Company shall be under no obligation to segregate any Fees deferred during the Deferral Period and each Director should realize that such unsegregated funds are subject to the claims of the Company’s general creditors during the Deferral Period.

(c)	Beneficiaries. Each Director may appoint a beneficiary or beneficiaries to receive payments to be made with respect to Fee Deferrals, if any, after his or her death. A beneficiary must be a dependant or relation of the Director under Canadian tax law. In the absence of such appointment, all such amounts shall be paid to his or her personal representative. The appointment shall be made on a form to be supplied by the Committee and may be revoked or superseded at any time.

(d)	Restrictions on Fee Deferrals. No Director’s interest in any Fee Deferral account is assignable, either by voluntary or involuntary assignment or by operation of law. No part of any Fee Deferral, regardless of the form thereof may be paid over, loaned, sold, assigned, transferred, discounted, pledged as collateral for a loan, or in any other way encumbered until the end of the Deferral Period with respect to such Fee Deferral.

7.	Administration and Amendment of the Plan.

(a)	Powers of the Compensation Committee. Full power and authority to construe and interpret this Plan shall be vested in the Committee as from time to time constituted by the Board. Decisions hereunder by the Committee shall be final, conclusive and binding upon all parties, including Directors and the Company.

(b)	Expense of the Plan. The expenses of administering the Plan shall be borne by the Company.

(c)	Amendment. The Compensation Committee in its sole discretion may (i) amend, suspend or terminate this Plan, and (ii) supplement or replace this Plan with or by other Fee Deferral plans; provided that no amendment, supplement or replacement providing for the payment of Fees in the form of stock of the Company shall be effective unless approved by the shareholders of the Company.

(d)	Participants’ Rights. No amendment, suspension or termination of this Plan shall affect any deferral already made, and in the event of any such change, any Fee Deferral credited to a Director’s account shall be paid as provided herein. No Director shall have any right or interest in the Plan or its continuance or in his or her continued participation in the Plan, other than in the Fee Deferrals credited to his or her account. The existence of this Plan does not extend to any Director a right to continued Director status with the Company, and all Directors are deemed to have agreed to the terms hereof.

8.	Notice to Vanguard. Any notice required to be furnished by a Participant to the Plan record-keeper, The Vanguard Group, Inc., shall be deemed to be provided if sent via fax or first class mail, in accordance with information and instructions communicated by Vanguard to the Participants from time to time.

9.	Effective Date. This plan was originally effective April 15, 1997 permitting deferrals with respect to Fees to be earned in the Plan Year 1997. The Plan as further amended and restated herein is effective October 6, 2004.